UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 18, 2017

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 8.01.             Other Events.

On May 18, 2017, a putative class action lawsuit captioned Caleb McCarthur v. Tangoe, Inc., et al., Case No. 17-cv-00832, was filed in federal district court in the District of Connecticut on behalf of a putative class of stockholders of the Company for claims related to the previously announced Agreement and Plan of Merger, dated as of April 27, 2017, by and among Tangoe, Inc. (the “Company”), Asentinel, LLC and TAMS Inc. (the “Purchaser”), pursuant to which the Purchaser commenced a tender offer to acquire all outstanding shares of the Company’s common stock (the “Proposed Transaction”).  The complaint names as defendants the Company and current members of its board of directors.  The complaint alleges that the defendants violated sections 14(e) and 14(d)(4) and that the individual defendants violated section 20 of the Securities and Exchange Act of 1934 by failing to disclose certain material information in the Recommendation Statement on Schedule 14D-9 (“Recommendation Statement”) that the Company filed on May 12, 2017 in connection with the Proposed Transaction.  The complaint seeks injunctive relief, including to enjoin or rescind the Proposed Transaction, monetary damages and an award of attorneys’ and other fees and costs, among other relief.

On May 25, 2017, another putative class action lawsuit captioned Joseph Levine v. Tangoe, Inc., et al., Case No. 17-cv-00873, was also filed in federal district court in the District of Connecticut on behalf of a putative class of stockholders of the Company for claims related to the Proposed Transaction.  The complaint names as defendants the Company and current members of its board of directors.  The complaint alleges that the defendants violated sections 14(e) and 14(d)(4) and that the individual defendants violated section 20 of the Securities and Exchange Act of 1934 by failing to disclose certain material information in the Recommendation Statement.  The complaint seeks injunctive relief, including to enjoin or rescind the Proposed Transaction, monetary damages and an award of attorneys’ and other fees and costs, among other relief.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.
Date: June 12, 2017
	By:	/s/ Thomas P. Flynn
Thomas P. Flynn
Chief Administrative Officer, General Counsel & Secretary